UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2010

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon	97229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 641-4141

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 27, 2010, Electro Scientific Industries, Inc. (the “Company”) filed a complaint seeking declaratory relief to vacate the arbitration award in favor of former CEO James T. Dooley reported in the Form 8-K filed by the Company on December 16, 2010. This complaint was filed with the United States District Court, District of Oregon (the “Court”). In the complaint, the Company asserts that the arbitrator exceeded his authority in determining that Mr. Dooley was not terminated for cause under his employment agreement by ignoring both Mr. Dooley’s guilty plea to violating the securities laws by willfully and knowingly making false statements to the Company’s accountants and the Court’s resulting criminal judgment against him.

As previously disclosed, the Company will recognize approximately $1.3 million in settlement and legal costs in the third quarter of fiscal 2011 as a result of the arbitrator’s original ruling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2011.

Electro Scientific Industries, Inc.
(Registrant)

By:	/s/ Paul Oldham
Name:	Paul Oldham
Title:	Vice President of Administration,
Chief Financial Officer and Corporate Secretary

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